                            MORGAN STANLEY FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                     Morgan Stanley Growth and Income Fund
                       Morgan Stanley European Equity Fund
                       Morgan Stanley Latin American Fund
                      Morgan Stanley Emerging Markets Fund


     Supplement to Investment Advisory Agreement (the "Agreement") dated as of April 18, 1994 between Morgan Stanley Fund, Inc. (the "Fund"), and Morgan Stanley Asset Management Inc. ("MSAM" or the "Adviser").

                                    RECITALS

     The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the Investment Funds of the Fund. The Fund has created four additional investment funds:
Morgan Stanley Growth and Income Fund, Morgan Stanley European Equity Fund, Morgan Stanley Latin American Fund and Morgan Stanley Emerging Markets Fund (the "Additional Funds").

                                   AGREEMENTS

     NOW, therefore, the parties agree as follows:

     Schedule A to the Agreement is hereby amended to include the following information:

                                                      Annual
          Investment Fund                         Percentage Rate
          ---------------                         ---------------

          Growth and Income Fund                      1.00%
          European Equity Fund                        1.00%
          Latin American Fund                         1.25%
          Emerging Markets Fund                       1.25%

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Supplement as of the 18th day of April, 1994.

                                   MORGAN STANLEY ASSET
                                   MANAGEMENT INC.

                                   By:/s/ Peter A. Nadosy
                                      -----------------------
                                   Name: Peter A. Nadosy
                                   Title: President


                                   MORGAN STANLEY FUND, INC.

                                   By:/s/ Warren J. Olsen
                                      -----------------------
                                   Name: Warren J. Olsen
                                   Title: President